United States
Securities and Exchange Commission
Washington, D.C.

Form 8-A
Amendment No. 1

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

CoinShares Bitcoin ETF
(Exact name of registrant as specified in its charter)

Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

437 Madison Avenue, 28th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest of CoinShares Bitcoin ETF	The Nasdaq Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-252344

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest (the “Shares”), of the CoinShares Bitcoin ETF (the “Trust”). This amendment is being filed in connection with a change to the name of the Trust. An application for listing of the Shares of the Trust has been filed with and approved by The Nasdaq Stock Market, LLC. A description of the Shares is contained in the Trust’s prospectus, which is a part of Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 (Registration Nos. 333-252344), filed with the Securities and Exchange Commission on or about November 14, 2024. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CoinShares Bitcoin ETF
CoinShares Co., as Sponsor of the Trust

By:	/s/ Jean-Marie Mognetti
Jean-Marie Mognetti Principal Executive Officer

July 25, 2025

Exhibit 1

Trust	I.R.S. Employer Identification No.
CoinShares Bitcoin ETF (formerly CoinShares Valkyrie Bitcoin Fund)	86-6430837